Exhibit 99.1

June 23, 2022
FOR IMMEDIATE RELEASE

BlackBerry Reports First Quarter Fiscal Year 2023 Results
Delivers year-over-year revenue growth for both IoT and Cybersecurity business units

First Quarter Fiscal 2023:
•Total company revenue of $168 million.
•IoT revenue of $51 million.
•Cybersecurity revenue of $113 million.
•Licensing & Other revenue of $4 million.
•Net cash used by operations of $42 million.
•Non-GAAP basic loss per share of $0.05, GAAP basic loss per share of $0.31, primarily driven by a one-time litigation settlement of $165 million.

Waterloo, Ontario - BlackBerry Limited (NYSE: BB; TSX: BB) today reported financial results for the three months ended May 31, 2022 (all figures in U.S. dollars and U.S. GAAP, except where otherwise indicated).

“BlackBerry entered fiscal year 2023 with solid momentum, and this quarter we continued to execute well. At our recent Analyst Day, we outlined our 3 and 5-year financial goals for the business. Our performance demonstrates that our operational plans to achieve those goals are starting to deliver results,” said John Chen, Executive Chairman & CEO, BlackBerry. “The IoT business maintained its momentum of new design wins in rapidly growing core Auto domains, including Advanced Driver Assistance Systems and Digital Cockpits, and delivered a third consecutive record quarter for pre-production revenues. The Cybersecurity business demonstrated solid traction in the market by recording double-digit year-over-year billings growth. Given its exciting market opportunities, and synergies as the two markets continue to converge, the Company is well-positioned to invest and drive growth.”

First Quarter Fiscal 2023 Financial Highlights
•Total company revenue was $168 million.
•Total company non-GAAP gross margin was 63% and GAAP gross margin was 62%.
•IoT revenue was $51 million, a 19% increase year-over-year, with gross margin of 84% and ARR of $94 million, while royalty revenue backlog increased by 14% year-over-year to approximately $560 million.
•Cybersecurity revenue was $113 million, a 6% increase year-over-year, with gross margin of 53% and ARR of $334 million.
•Software and Services revenue in total was $164 million, a 9% increase year-over-year.

•Licensing and Other revenue was $4 million, with gross margin of 50%.
•Non-GAAP operating loss was $27 million. GAAP operating loss was $177 million, mainly driven by a one-time litigation settlement of $165 million.
•Total cash, cash equivalents, short-term and long-term investments were $721 million.
•Total net cash position was $356 million.
•Net cash used operating activities was $42 million.

Business Highlights & Strategic Announcements
IoT:
•BICV selects BlackBerry to power an intelligent Digital Cockpit, featuring augmented reality, artificial intelligence, and hologram functions for new Renault Jiangling all-electric sedan
•BlackBerry and BiTECH jointly develop a digital LCD instrument cluster for Changan’s next-generation high-end UNI-V Coupe
•BlackBerry and Magna entered a multi-year agreement to collaborate on next-generation Advanced Driver Assistance System (ADAS) solutions for global automakers
•Strategy Analytics, a leading independent research firm, has determined that BlackBerry® QNX® software is now embedded in over 215 million vehicles, increasing from over 195 million cars last year
•BlackBerry strengthens QNX® Advanced Virtualization Framework for Android Automotive OS to simplify and accelerate building IVI systems on the QNX® Hypervisor
•BlackBerry QNX® OS for Safety 2.2 is to be certified to the highest level of functional safety for the rail industry and the QNX® Hypervisor 2.2 is recognized with the highest functional safety standard for medical device software

Cybersecurity:
•BlackBerry adds zero-day phishing detection and domain classification to CylanceGATEWAY™, its Zero Trust Network Access solution that enables VPN replacement by offering secure access from any device, on any network, to any application
•BlackBerry partners with Midis Group, a leading technology company, to drive growth in Eastern Europe, the Middle East, and Africa
•BlackBerry enhances its Managed Security Service Provider (MSSP) channel program, including an expansion of the range of products available, increased partner support and more comprehensive training
•IDC names BlackBerry® UEM a Leader in Overall UEM in their 2022 Vendor Assessments, highlighting BlackBerry’s wide range of government and industry certifications around security and compliance
•BlackBerry and Google launch Chrome Enterprise Management with BlackBerry UEM to support the growing number of devices running Google Chrome OS and Chrome browser
•BlackBerry and NXP join forces to help companies prepare for, and prevent, Y2Q post-quantum cyber attacks

Outlook
BlackBerry will discuss its fiscal year 2023 and longer-term outlook in connection with the quarterly earnings announcement on its earnings conference call. The earnings call transcript will be made available on our website and on SEDAR.

Use of Non-GAAP Financial Measures
The tables at the end of this press release include a reconciliation of the non-GAAP financial measures and non-GAAP financial ratios used by the company to comparable U.S. GAAP measures and an explanation of why the company uses them.

Conference Call and Webcast
A conference call and live webcast will be held today beginning at 5:30 p.m. ET, which can be accessed by dialing +1 (877) 400-4403 or by logging on at BlackBerry.com/Investors.
A replay of the conference call will also be available at approximately 8:30 p.m. ET by dialing +1 (800) 770-2030 and entering Conference ID #1566649 and at the link above.

About BlackBerry
BlackBerry (NYSE: BB; TSX: BB) provides intelligent security software and services to enterprises and governments around the world. The company secures more than 500M endpoints including more than 215M vehicles. Based in Waterloo, Ontario, the company leverages AI and machine learning to deliver innovative solutions in the areas of cybersecurity, safety and data privacy, and is a leader in the areas of endpoint security, endpoint management, encryption, and embedded systems. BlackBerry’s vision is clear - to secure a connected future you can trust.

BlackBerry. Intelligent Security. Everywhere.
For more information, visit BlackBerry.com and follow @BlackBerry.

Investor Contact:
BlackBerry Investor Relations
+1 (519) 888-7465
investorrelations@blackberry.com

Media Contact:
BlackBerry Media Relations
+1 (519) 597-7273
mediarelations@blackberry.com

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This news release contains forward-looking statements within the meaning of certain securities laws, including under the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws, including statements regarding BlackBerry’s plans, strategies and objectives including its expectations with respect to increasing and enhancing its product and service offerings.

The words “expect”, “anticipate”, “estimate”, “may”, “will”, “should”, “could”, “intend”, “believe”, “target”, “plan” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are based on estimates and assumptions made by BlackBerry in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors that BlackBerry believes are appropriate in the circumstances, including but not limited to, BlackBerry’s expectations regarding its business, strategy, opportunities and prospects, the launch of new products and services, general economic conditions, competition, and BlackBerry’s expectations regarding its financial performance. Many factors could cause BlackBerry’s actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, risks related to the following factors: BlackBerry’s ability to enhance, develop, introduce or monetize products and services for the enterprise market in a timely manner with competitive pricing, features and performance; BlackBerry’s ability to maintain or expand its customer base for its software and services offerings to grow revenue or achieve sustained profitability; the intense competition faced by BlackBerry; the occurrence or perception of a breach of BlackBerry’s network cybersecurity measures, or an inappropriate disclosure of confidential or personal information; the failure or perceived failure of BlackBerry’s solutions to detect or prevent security vulnerabilities; BlackBerry’s continuing ability to attract new personnel, retain existing key personnel and manage its staffing effectively; litigation against BlackBerry; BlackBerry’s dependence on its relationships with resellers and channel partners; acquisitions, divestitures and other business initiatives; the impact of the COVID-19 pandemic; network disruptions or other business interruptions; BlackBerry’s ability to foster an ecosystem of third-party application developers; BlackBerry’s products and services being dependent upon interoperability with rapidly changing systems provided by third parties; BlackBerry’s ability to obtain rights to use third-party software and its use of open source software; failure to protect BlackBerry’s intellectual property and to earn expected revenues from intellectual property rights; BlackBerry being found to have infringed on the intellectual property rights of others; the substantial asset risk faced by BlackBerry, including the potential for charges related to its long-lived assets and goodwill; BlackBerry’s indebtedness; tax provision changes, the adoption of new tax legislation or exposure to additional tax liabilities; the use and management of user data and personal information; government regulations applicable to BlackBerry’s products and services, including products containing encryption capabilities; environmental, social and governance expectations and standards; the failure of BlackBerry’s suppliers, subcontractors, channel partners and representatives to use acceptable ethical business practices or comply with applicable laws; regulations regarding health and safety, hazardous materials usage and conflict minerals; foreign operations, including fluctuations in foreign currencies; adverse economic, geopolitical and environmental conditions; the fluctuation of BlackBerry’s quarterly revenue and operating results; the volatility of the market price of BlackBerry’s common shares; and rising inflation.

These risk factors and others relating to BlackBerry are discussed in greater detail in BlackBerry’s Annual Report on Form 10-K and the “Cautionary Note Regarding Forward-Looking Statements” section of BlackBerry’s MD&A (copies of which filings may be obtained at www.sedar.com or www.sec.gov). All of these factors should be considered carefully, and readers should not place undue reliance on BlackBerry’s forward-looking statements. Any statements that are forward-looking statements are intended to enable BlackBerry’s shareholders to view the anticipated performance and prospects of BlackBerry from management’s perspective at the time such statements are made, and they are subject to the risks that are inherent in all forward-looking statements, as described above, as well as difficulties in forecasting BlackBerry’s financial results and performance for future periods, particularly over longer periods, given changes in technology and BlackBerry’s business strategy, evolving industry standards, intense competition and short product life cycles that characterize the industries in which BlackBerry operates. Any forward-looking statements are made only as of today and the company has no intention and undertakes no obligation to update or revise any of them, except as required by law.

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BlackBerry Limited
Incorporated under the Laws of Ontario
(United States dollars, in millions except share and per share amounts) (unaudited)

Consolidated Statements of Operations

	Three Months Ended
	May 31, 2022	February 28, 2022	May 31, 2021
Revenue	$168	$185	$174
Cost of sales	64	61	60
Gross margin	104	124	114
Gross margin %	61.9%	67.0%	65.5%
Operating expenses
Research and development	53	47	57
Selling, marketing and administration	82	64	73
Amortization	27	32	46
Debentures fair value adjustment	(46)	(165)	(4)
Litigation settlement	165	—	—
	281	(22)	172
Operating income (loss)	(177)	146	(58)
Investment loss, net	(1)	(1)	(2)
Income (loss) before income taxes	(178)	145	(60)
Provision for income taxes	3	1	2
Net income (loss)	$(181)	$144	$(62)
Earnings (loss) per share
Basic	$(0.31)	$0.25	$(0.11)
Diluted	$(0.35)	$(0.03)	$(0.11)

Weighted-average number of common shares outstanding (000s)
Basic	576,877	575,883	567,358
Diluted	637,710	636,716	567,358
Total common shares outstanding (000s)	577,169	576,228	566,248

BlackBerry Limited
Incorporated under the Laws of Ontario
(United States dollars, in millions) (unaudited)

Consolidated Balance Sheets

	As at
	May 31, 2022	February 28, 2022
Assets
Current
Cash and cash equivalents	$391	$378
Short-term investments	272	334
Accounts receivable, net of allowance of $4 and $4, respectively	102	138
Other receivables	21	25
Income taxes receivable	9	9
Other current assets	169	159
	964	1,043
Restricted cash and cash equivalents	28	28
Long-term investments	30	30
Other long-term assets	8	9
Operating lease right-of-use assets, net	46	50
Property, plant and equipment, net	38	41
Goodwill	841	844
Intangible assets, net	505	522
	$2,460	$2,567
Liabilities
Current
Accounts payable	$14	$22
Accrued liabilities	304	157
Income taxes payable	13	11
Deferred revenue, current	190	207
	521	397
Deferred revenue, non-current	32	37
Operating lease liabilities	60	66
Other long-term liabilities	3	4
Long-term debentures	459	507
	1,075	1,011
Shareholders’ equity
Capital stock and additional paid-in capital	2,880	2,869
Deficit	(1,475)	(1,294)
Accumulated other comprehensive loss	(20)	(19)
	1,385	1,556
	$2,460	$2,567

BlackBerry Limited
Incorporated under the Laws of Ontario
(United States dollars, in millions) (unaudited)
Consolidated Statements of Cash Flows

	Three Months Ended
	May 31, 2022	May 31, 2021
Cash flows from operating activities
Net loss	$(181)	$(62)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	29	49
Stock-based compensation	8	7
Debentures fair value adjustment	(46)	(4)
Operating leases	(3)	(3)
Other	—	(3)
Net changes in working capital items
Accounts receivable, net of allowance	36	29
Other receivables	4	(1)
Other assets	(9)	(6)
Accounts payable	(8)	2
Accrued liabilities	148	(14)
Income taxes payable	2	2
Deferred revenue	(22)	(29)
Net cash used in operating activities	(42)	(33)
Cash flows from investing activities
Acquisition of property, plant and equipment	(1)	(2)
Acquisition of intangible assets	(8)	(6)
Acquisition of short-term investments	(164)	(209)
Proceeds on sale or maturity of restricted short-term investments	—	24
Proceeds on sale or maturity of short-term investments	226	369
Net cash provided by investing activities	53	176
Cash flows from financing activities
Issuance of common shares	3	4
Net cash provided by financing activities	3	4
Effect of foreign exchange gain (loss) on cash, cash equivalents, restricted cash, and restricted cash equivalents	(1)	3
Net increase in cash, cash equivalents, restricted cash, and restricted cash equivalents during the period	13	150
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	406	218
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$419	$368

As at	May 31, 2022	February 28, 2022
Cash and cash equivalents	$391	$378
Restricted cash and cash equivalents	28	28
Short-term investments	272	334
Long-term investments	30	30
	$721	$770

Reconciliations of the Company’s Segment Results to the Consolidated Results
The following table shows information by operating segment for the three months ended May 31, 2022 and May 31, 2021. The Company reports segment information in accordance with U.S. GAAP Accounting Standards Codification Section 280 based on the “management” approach. The management approach designates the internal reporting used by the Chief Operating Decision Maker for making decisions and assessing performance of the Company’s reportable operating segments.

	For the Three Months Ended (in millions) (unaudited)
	Cybersecurity		IoT		Licensing and Other		Segment Totals
	May 31,		May 31,		May 31,		May 31,
	2022	2021	2022	2021	2022	2021	2022	2021
Segment revenue	$113	$107	$51	$43	$4	$24	$168	$174
Segment cost of sales	53	46	8	7	2	6	63	59
Segment gross margin	$60	$61	$43	$36	$2	$18	$105	$115
Segment gross margin %	53%	57%	84%	84%	50%	75%	63%	66%
The following table reconciles the Company’s segment results for the three months ended May 31, 2022 to consolidated U.S. GAAP results:

	For the Three Months Ended May 31, 2022
	(in millions) (unaudited)
	Cybersecurity	IoT	Licensing and Other	Segment Totals	Reconciling Items	Consolidated U.S. GAAP
Revenue	$113	$51	$4	$168	$—	$168
Cost of sales	53	8	2	63	1	64
Gross margin (1)	$60	$43	$2	$105	$(1)	$104
Operating expenses					281	281
Investment loss, net					1	1
Loss before income taxes						$(178)
______________________________
(1) See “Reconciliation of Non-GAAP Measures with the Nearest Comparable U.S. GAAP Measures” for a reconciliation of selected U.S. GAAP-based measures to adjusted measures for the three months ended May 31, 2022.
The following table reconciles the Company’s segment results for the three months ended May 31, 2021 to consolidated U.S. GAAP results:

	For the Three Months Ended May 31, 2021
	(in millions) (unaudited)
	Cybersecurity	IoT	Licensing and Other	Segment Totals	Reconciling Items	Consolidated U.S. GAAP
Revenue	$107	$43	$24	$174	$—	$174
Cost of sales	46	7	6	59	1	60
Gross margin (1)	$61	$36	$18	$115	$(1)	$114
Operating expenses					172	172
Investment loss, net					2	2
Loss before income taxes						$(60)
______________________________
(1) See “Reconciliation of Non-GAAP Measures with the Nearest Comparable U.S. GAAP Measures” for a reconciliation of selected U.S. GAAP-based measures to adjusted measures for the three months ended May 31, 2021.

Reconciliation of Non-GAAP Measures with the Nearest Comparable U.S. GAAP Measures
In the Company’s internal reports, management evaluates the performance of the Company’s business on a non-GAAP basis by excluding the impact of certain items below from the Company’s U.S. GAAP financial results. The Company believes that these non-GAAP financial measures and non-GAAP ratios provide management, as well as readers of the Company’s financial statements with a consistent basis for comparison across accounting periods and is useful in helping management and readers understand the Company’s operating results and underlying operational trends.
Readers are cautioned that adjusted gross margin, adjusted gross margin percentage, adjusted operating expense, adjusted net loss, adjusted loss per share, adjusted research and development expense, adjusted selling, marketing and administrative expense, adjusted amortization expense, adjusted operating loss, adjusted EBITDA, adjusted operating loss margin percentage, adjusted EBITDA margin percentage and free cash usage and similar measures do not have any standardized meaning prescribed by U.S. GAAP and are therefore unlikely to be comparable to similarly titled measures reported by other companies. These non-GAAP financial measures should be considered in the context of the U.S. GAAP results.
Reconciliation of non-GAAP based measures with most directly comparable U.S. GAAP based measures for the three months ended May 31, 2022 and May 31, 2021
A reconciliation of the most directly comparable U.S. GAAP financial measures for the three months ended May 31, 2022 and May 31, 2021 to adjusted financial measures is reflected in the table below:

For the Three Months Ended (in millions)	May 31, 2022	May 31, 2021
Gross margin	$104	$114
Stock compensation expense	1	1
Adjusted gross margin	$105	$115

Gross margin %	61.9%	65.5%
Stock compensation expense	0.6%	0.6%
Adjusted gross margin %	62.5%	66.1%
Reconciliation of U.S. GAAP operating expense for the three months ended May 31, 2022 and May 31, 2021 to adjusted operating expense is reflected in the table below:

For the Three Months Ended (in millions)	May 31, 2022	May 31, 2021
Operating expense	$281	$172
Restructuring charges	1	—
Stock compensation expense	6	6
Debentures fair value adjustment	(46)	(4)
Acquired intangibles amortization	23	32
Litigation settlement	165	—
Adjusted operating expense	$132	$138

Reconciliation of U.S. GAAP net loss and U.S. GAAP basic loss per share for the three months ended May 31, 2022 and May 31, 2021 to adjusted net loss and adjusted basic loss per share is reflected in the table below:

For the Three Months Ended (in millions, except per share amounts)	May 31, 2022		May 31, 2021
		Basic loss per share		Basic loss per share
Net loss	$(181)	$(0.31)	$(62)	$(0.11)
Restructuring charges	1		—
Stock compensation expense	7		7
Debentures fair value adjustment	(46)		(4)
Acquired intangibles amortization	23		32
Litigation settlement	165		—
Adjusted net loss	$(31)	$(0.05)	$(27)	$(0.05)
Reconciliation of U.S. GAAP research and development, selling, marketing and administration, and amortization expense for the three months ended May 31, 2022 and May 31, 2021 to adjusted research and development, selling, marketing and administration, and amortization expense is reflected in the table below:

For the Three Months Ended (in millions)	May 31, 2022	May 31, 2021
Research and development	$53	$57
Stock compensation expense	2	2
Adjusted research and development	$51	$55

Selling, marketing and administration	$82	$73
Restructuring charges	1	—
Stock compensation expense	4	4
Adjusted selling, marketing and administration	$77	$69

Amortization	$27	$46
Acquired intangibles amortization	23	32
Adjusted amortization	$4	$14

Adjusted operating loss, adjusted EBITDA, adjusted operating loss margin percentage and adjusted EBITDA margin percentage for the three months ended May 31, 2022 and May 31, 2021 are reflected in the table below.

For the Three Months Ended (in millions)	May 31, 2022	May 31, 2021
Operating loss	$(177)	$(58)
Non-GAAP adjustments to operating loss
Restructuring charges	1	—
Stock compensation expense	7	7
Debentures fair value adjustment	(46)	(4)
Acquired intangibles amortization	23	32
Litigation settlement	165	—
Total non-GAAP adjustments to operating loss	150	35
Adjusted operating loss	(27)	(23)
Amortization	29	49
Acquired intangibles amortization	(23)	(32)
Adjusted EBITDA	$(21)	$(6)

Revenue	$168	$174
Adjusted operating loss margin % (1)	(16%)	(13%)
Adjusted EBITDA margin % (2)	(13%)	(3%)
______________________________
(1) Adjusted operating loss margin % is calculated by dividing adjusted operating loss by revenue
(2) Adjusted EBITDA margin % is calculated by dividing adjusted EBITDA by revenue

The Company uses free cash flow (usage) when assessing its sources of liquidity, capital resources, and quality of earnings. The Company believes that free cash flow (usage) is helpful in understanding the Company’s capital requirements and provides an additional means to reflect the cash flow trends in the Company’s business. Reconciliation of U.S. GAAP net cash used in operating activities for the three months ended May 31, 2022 and May 31, 2021 to free cash usage is reflected in the table below:

For the Three Months Ended (in millions)	May 31, 2022	May 31, 2021
Net cash used in operating activities	$(42)	$(33)
Acquisition of property, plant and equipment	(1)	(2)
Free cash usage	$(43)	$(35)
Key Metrics
The Company regularly monitors a number of financial and operating metrics, including the following key metrics, in order to measure the Company’s current performance and estimated future performance. Readers are cautioned that annual recurring revenue (“ARR”), dollar-based net retention rate (“DBNRR”), QNX royalty revenue backlog, Cybersecurity total contract value (“TCV”) billings, and recurring revenue percentage do not have any standardized meaning and are unlikely to be comparable to similarly titled measures reported by other companies.

For the Three Months Ended (in millions)	May 31, 2022
Annual Recurring Revenue
Cybersecurity	$334
IoT	$94
Dollar-Based Net Retention Rate
Cybersecurity	88%
QNX Royalty Revenue Backlog	$560
Cybersecurity Total Contract Value Billings	$89
Recurring Software Product Revenue	~ 80%